UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
 of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☑	Definitive Information Statement.

TRINITYCARE SENIOR LIVING, INC.
(Name of Registrant as Specified in its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of the filing.

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2327 South Dock Street ◆ Palmetto, Florida ◆ (941) 981-3850 ◆ Fax: (941) 981-3855

NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS
September 17, 2010

To Our Stockholders:

NOTICE IS HEREBY GIVEN to inform the holders of record of shares of our common stock that on September 7, 2010 our board of directors and stockholders holding a majority of our voting shares authorized the following actions:
•	A change of our corporate name to SeaBridge Freight Corp.
•	An amendment to our Articles of Incorporation to be filed with the Secretary of State of Nevada to effect the change of our corporate name.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

There were 151,198,884 shares of our common stock, issued and outstanding and 3,000 shares of our series B preferred stock outstanding on September 7, 2010.  Each share of our common stock is entitled to one vote in connection with the matters described above and the series B preferred, as a class, is always entitled to two-thirds of the total vote because it is entitled to double the number of other votes outstanding at any time.

The actions have been approved by our board of directors and by the holder of the 3,000 preferred shares.  As a result, the foregoing actions are approved by the stockholders of the company and neither a meeting of the stockholders nor additional written consents are necessary.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

The actions described will become effective at the opening of business on first day after the 20th day after the date of mailing this Information Statement (the “Effective Date”).

We are mailing the Information Statement on or about September 17, 2010 to stockholders of record of the company at the close of business on the day immediately preceding the date of mailing (the “Record Date”).

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Michael D. Shea

Palmetto, Florida
September 17, 2010

TABLE OF CONTENTS

APPRAISAL RIGHTS	1

EFFECTIVE TIME	1

QUESTIONS AND ANSWERS	1

REASONS FOR OUR NAME CHANGE	2

DIRECTORS AND EXECUTIVE OFFICERS	3

VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3

EXECUTIVE COMPENSATION	4

COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT	5

ADDITIONAL INFORMATION	5

CONCLUSION	5

APPENDIX

Appendix A-Amendment to Articles of Incorporation

APPRAISAL RIGHTS

Nevada law does not provide for any right of appraisal or redemption in connection with the name change.  The stockholders are not entitled to receive consideration in lieu of the shares of SeaBridge.

EFFECTIVE TIME

The name change will be effective in the State of Nevada on the last to occur of the following (the “Effective Time”):

•	the date and time specified in a certificate of merger meeting the requirements of Nevada Law, filed with the Secretary of State of Nevada; or

•	8:00 o’clock A.M. E.S.T. on the day after the twentieth day following the mailing of this Information Statement meeting the requirements of Rule 14c-101 of the Securities Act of 1934.

QUESTIONS AND ANSWERS

This Information Statement is first being sent to stockholders on or about September 17, 2010.  The following questions and answers are intended to respond to frequently asked questions concerning the change of our corporate name.  These questions do not, and are not intended to, address all the questions that may be important to you.  You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q: WHY IS THE COMPANY CHANGING ITS NAME TO SEABRIDGE FREIGHT CORP.?

A:  We are changing the corporate name because we have acquired SeaBridge Freight, Inc. that provides blue-water freight service between Texas and Florida and divested our senior living facilities and business.  Therefore, the new name reflects our new business.  See “Reasons for our Name Change.” Below.

Q: HOW WILL THE NAME CHANGE AFFECT OUR ARTICLES OF INCORPORATION AND BYLAWS?

A. The new name will be the only change to our Articles of Incorporation or Bylaws.

Q:  WHY ISN'T THE COMPANY HOLDING A MEETING OF STOCKHOLDERS TO APPROVE THE NAME CHANGE?

A:  The board of directors has already approved the name change plan and has received the written consent of our shareholders who are officers and directors, and represent a majority of our outstanding voting shares.  Under the Nevada Revised Statutes and our Articles of Incorporation this transaction may be approved by the written consent of a majority of the shares entitled to vote.  Since we already have received confirmation that a majority of our voting shares have approved the transaction discussed herein, a formal shareholders meeting is not necessary and represents a substantial and avoidable expense.

Q:  HOW WILL THE NAME CHANGE AFFECT THE NUMBER OF SHARES OF CAPITAL STOCK WE ARE AUTHORIZED TO ISSUE?

A:  The name change will not change the number of common shares we are authorized to issue and will remain unchanged at 500,000,000.  480,000,000 are common shares and 20,000,000 are preferred shares.

Q:  HOW WILL THE NAME CHANGE AFFECT OUR OWNERS, OFFICERS, DIRECTORS AND EMPLOYEES?

A:  Our officers, directors and employees will not change.  We will continue our business at the same locations and with the same assets.

Q:  HOW WILL THE ACTIONS DESCRIBED HERE AFFECT MY SECURITIES AND PERCENTAGE OF OWNERSHIP OF THE COMPANY?

A:  The action described in this Information Statement will not affect your securities or your percentage of ownership on the company.

Q: HOW DO I EXCHANGE COMPANY CERTIFICATES FOR CERTIFICATES OF SEABRIDGE?

A:  Enclosed with this Information Statement is a letter of transmittal and instructions for surrendering certificates representing our shares.  If you are a record stockholder, you should complete the letter of transmittal and send it with certificates representing our shares to the address set forth in the letter.  Upon surrender of a certificate for cancellation with a duly executed letter of transmittal, we will issue a certificate with our new name representing the same number of shares as soon as practical after the Effective Time of the name change.  If you hold our stock in street name or in a brokerage account, your broker will manage the name change.

Q:  WHAT HAPPENS IF I DO NOT SURRENDER MY COMPANY CERTIFICATES?

A:  You are not required to surrender your certificates representing company shares to receive a new certificate.  However, until you receive your new shares you are entitled to receive notice of or vote at stockholder meetings and receive dividends or other distributions on your shares.

Q:  WHAT IF I HAVE LOST MY COMPANY CERTIFICATES?

A:  If you have lost your company certificates, you should contact our transfer agent as soon as possible to have a new certificate issued.  You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion.  Our transfer agent is:

Standard Registrar & Transfer, Inc.
12528 South 1840 East
Draper, UT 84020

Q:  CAN I REQUIRE THE COMPANY TO PURCHASE MY STOCK?

A:  No.  Nevada law does not provide for any right of appraisal or redemption in connection with the name change.  The stockholders are not entitled to receive consideration in lieu of the shares of SeaBridge.

Q:  WHO WILL PAY THE COSTS OF NAME CHANGE?

A.  We will pay all of the costs of the name change in Nevada, including distributing this Information Statement you will only be required to pay our transfer agent the cost of exchanging certificates representing shares of the company for certificates with the name of SeaBridge.  We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock.  We do not anticipate contracting for other services in connection with the name change.

Q:  WILL I HAVE TO PAY TAXES ON THE NEW CERTIFICATES?

A:  We believe that the name change is not a taxable event and that you will be entitled to the same basis in your shares of common stock when issued under the new name.  EVERYONE'S TAX SITUATION IS DIFFERENT AND YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING THE TAX EFFECT OF THE NAME CHANGE

REASONS FOR OUR NAME CHANGE

Effective the 7th day of September, 2010 we acquired SeaBridge Freight, Inc., a Delaware corporation as a wholly owned subsidiary and divested our wholly owned subsidiary, TrinityCare Senior Living, Inc., a Texas limited liability company.  As a result, we are now in a new and different business than before the 7th of September, 2010.

Business of SeaBridge Freight, Inc.

SeaBridge Freight, which created the first significant Marine Highway in the U.S., provides environmentally friendly, safe, cost-efficient, blue water, intermodal freight service along a geographically advantaged route in the U.S. Gulf.  The Company provides container-on-barge, break-bulk and out-of-gauge freight transport service between Port Manatee, FL and Brownsville, TX. utilizing a direct water route that is significantly shorter than the route by land,  The Company offers a more environmentally friendly alternative that economically connects the Mexico and South Texas markets with markets in the Southeastern U.S.  The Company’s reliable, alternate transportation service gives shippers an option that can be integrated with third party logistics providers, truckers and intermodal rail carriers to significantly lower freight costs.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with our acquisition of Seabridge we elected the following new directors and officers.  The business background of each of our new officers and directors is included in the Information Statement we filed with the Securities and Exchange Commission and mailed to the stockholders on the 25th day of August, 2010.  The Information Statement is incorporated herein by reference and is available on the SEC web site: www.sec.gov.

NAME	AGE	POSITION
Michael Shea	67	Chairman of the Board of Directors, Chief Executive Officer
Henry P. Hoffman	59	President, Chief Operating Officer and Director
William Lauderdale(1)	60	Vice President of Operations
Stephen P. Flott	67	Director, Secretary, and Treasurer
H. Clayton Cook, Jr.	75	Director
Theodore M. Fatsis	58	Director
Grant Castle(1)	39	Vice President Sales and Marketing
(1)	The named persons are officers only of our operating subsidiary, SeaBridge Freight, Inc.

VOTING SECURITIES AND OWNERSHIP THEREOF
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In connection with the acquisition of SeaBridge, and the change of our business, common stock was issued to our new directors and officers.  Therefore, the following table lists the beneficial ownership of shares of the company’s Common Stock by (i) all persons and groups known by the company to own beneficially more than 5% of the outstanding shares of the company’s Common Stock, (ii) each director and nominee, (iii) each person who held the office of Chief Executive Officer at any time during the year ended December 31, 2010, (iv) up to two executive officers other than the Chief Executive Officer who were serving as executive officers on December 31, 2010 and to whom the company paid more than $100,000 in compensation during the last fiscal year, (v) up to two additional persons to whom the company paid more than $100,000 during the last fiscal year but who were not serving as an executive officer on December 31, 2010, and (vi) all directors and officers as a group.  None of the directors, nominees, or officers of the company owned any equity security issued by the company’s subsidiaries.  Information with respect to officers, directors and their families is as of December 31, 2010 and is based on the books and records of the company and information obtained from each individual.  Information with respect to other stockholders is based upon the Schedule 13D or Schedule 13G filed by such stockholders with the Securities and Exchange Commission.  Unless otherwise stated, the business address of each individual or group is the same as the address of the company’s principal executive office.

Name and Address of Beneficial Owner(1)	Class of Voting Stock	Number of Shares of Voting Stock Beneficially Owned(4)	Percentage of Class (3)

Michael Shea Chairman of the Board and Chief Executive Officer	Series B Preferred(2) Common Stock	3,000 3,691,990	100 2.22	% %
Henry P. Hoffman President, Chief Operating Officer and Director		9,520,938	6.30%
William Lauderdale (5) Vice President of Operations		3,605,750	2.38%
Stephen P. Flott Director, Secretary, and Treasurer PO Box 17655 Arlington, VA 22216-7655		1,900,000	1.26%
H. Clayton Cook, Jr. Director		1,711,077	1.13%
Theodore M. Fatsis Director		69,967,958	46.28%
Grant Castle (5) Vice President Sales and Marketing		3,443,444	2.28%
All Officers & Directors As a Group (7 Persons)		93,511,157	61.85%

(1)	The address of each person, unless otherwise noted is 2327 South Dock Street, Palmetto, Florida
(2)
The issued and outstanding shares of series B preferred stock, voting as a class, have the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series B Preferred Stock shall always constitute a two-thirds of the voting rights of the Corporation. Except as otherwise required by law or by the Articles of Incorporation, the holders of shares of Common Stock and Series B Preferred Stock shall vote together and not as separate classes.

(3)	Based on a total of 151,198,884 shares of our Common Stock outstanding.
(4)	All named persons own the shares beneficially and of record and have exclusive voting, investment and dispositive power.
(5)	The named persons are officers only of our operating subsidiary, SeaBridge Freight, Inc.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years December 31, 2009 and 2008, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2009 and 2008, for services rendered in all capacities to us.  The listed individuals shall be hereinafter referred to as the “Named Executive Officers.”

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Donald W. Sapaugh President, Secretary and Chairman of the Board of Directors(1)(4)	2009	150,000	-0-	-0-	-0-	-0-	-0-	6,487	156,487
Joe M. Wiley, CFO, Sec. Treasurer and Director(2)(4)	2009	-0-	-0-	-0-	-0-	-0-	-0-	78,000	$78,000
Albert W. Denson Director(3)(4))	2009
Kirk B. Shulke, MD Director(3)(4)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jerry Neel, Sr. (4),	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director	2008	20,308	-0-	-0-	-0-	-0-	-0-	-0-	20,308
Marisu Neel (4),	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Treasurer/Director	2008	29,201	-0-	-0-	-0-	-0-	-0-	-0-	29,201
Sandra Neel (4),	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director	2008	$6,769	-0-	-0-	-0-	-0-	-0-	-0-	$6,769
Mike Shea(5)
Henry P. Hoffman(5)
Bill Lauderdale(5)
Stephen P. Flott(5)
H. Clayton Cook, Jr.(5)
Grant Castle(5)

(1) On February 16, 2009 an employment agreement was entered into with Mr. Donald W. Sapaugh the President, CEO and Chairman of the Board. The agreement provides that Mr. Sapaugh shall be compensated at the rate of $150,000 per year plus a bonus up to a maximum of 100% of salary, payable in cash or stock, based upon the achievement of the performance objectives defined by the Board of Directors. In addition the employment agreement provides to Mr. Sapaugh 3,000 shares of preferred stock, series B. The preferred stock has the following rights and privileges:
a) Super voting rights: Except as otherwise required by law, the shares of the outstanding Preferred series B stock shall have the number of votes equal to the number of votes of all outstanding shares of capital stock plus one additional vote such that the holders of the outstanding shares of Preferred series B shall always constitute a majority of the voting rights of the Corporation.
b) No other rights: The preferred series B shares have no other rights, including but not limited to no conversion rights; no dividend rights; and no liquidation priority rights.
 (2) There is no employment contract with Joe M. Wiley, at this time. However, he entered into a consulting agreement with the Company on January 1, 2006, and was compensated until September 7, 2010 at the rate of $6,500 per month.
(3) There is no employment contract with the named individual at this time. There any agreements for compensation in the future. A salary and stock options and warrants program may be developed in the future.
(4) Directors of the predecessor company
.(5) The named officers and directors were elected on the 7th day of September 2010,

Board of Directors and Committees

Each director holds office until the next annual meeting of shareholders and until his successor is elected and qualified.  At present, the Company’s bylaws require no less than one director.  Currently, there are five directors of the Company.  The bylaws permit the Board of Directors to fill any vacancy and the new director may serve until the next annual meeting of shareholders and until his successor is elected and qualified.  Officers are elected by the Board of Directors and their terms of office are at the discretion of the Board.  There are no family relations among any officers or directors of the Company.  At present, the Board of Directors has established an audit, executive and compensation committees.  However, no members have been appointed to any of the committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC.  Executive officers, directors, and greater-than-ten percent holders are required to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the Forms 3 and 4 and amendments thereto furnished pursuant to Rule 16a-3(c) during its most recent fiscal year and Form 5 and amendments thereto furnished with respect to our most recent fiscal year, and any written representations to the effect that no Form 5 is required.

To the best of our knowledge, no person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock, or any other reporting person (as defined in Item 405 of Regulation S-K) (“reporting person”), failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal year: 2010.

Outstanding Equity Awards at Fiscal Year-End.

There were no unexercised options; stock that had not vested; or equity incentive plan awards for any of our Directors or Officers in the last two years.

ADDITIONAL INFORMATION

There have been no proposals for action submitted to the company by any stockholders other than the proposals which are the subject of this Information Statement.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and amendment.  Your consent to the actions is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934, as amended.

TRINITYCARE SENIOR LIVING, INC.

DATED: SEPTEMBER 17, 2010

APPENDIX A

Amendment to Articles of Incorporation

Certificate of Amendment to Articles of incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1. Name of corporation:

TRINITYCARE SENIOR LIVING, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article I is amended to read as follows:
( The name of the corporation is SeaBridge Freight, Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is : 66.6%

4. Effective date of filing (optional):   OCTOBER 7, 2010 (must be no later then 90 days after the certificate is filed

5. Officer Signature (required): /s/ Michael D. Shea

*lf any proposed amendment would alter or change any preference or any relative or other right given to arty class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and  submit  the  proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.                                                                                                                 Nevada Secretary of State